Exhibit 12(b)


           UNION PACIFIC RAILROAD COMPANY AND CONSOLIDATED SUBSIDIARY
                             AND AFFILIATE COMPANIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                   (Unaudited)

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                                                Nine Months Ended September 30,
Millions of Dollars Except Ratios                           1999        1998
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Earnings:
  Net Income (Loss)......................................   $  589       $ (87)
  Undistributed equity earnings..........................      (33)        (30)
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  Total..................................................      556        (117)
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Income Taxes.............................................      321         (82)
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Fixed Charges:
  Interest expense including amortization
    of debt discount.....................................      469         443
  Portion of rentals representing an interest factor.....      138         132
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  Total..................................................      607         575
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Earnings Available for Fixed Charges.....................    1,484         376
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Fixed Charges -- as above................................   $  607       $ 575
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Ratio of earnings to fixed charges (Note 6)..............      2.4         0.7
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